[TOUSA Logo]	Company Contact: Hunter Blankenbaker Director of Corporate Communications Telephone: 954-965-6606 Email: hblankenbaker@tousa.com	Exhibit 99.1

TOUSA Announces Second Quarter Net Sales Orders Update

HOLLYWOOD, Fla., June 5, 2006 — Technical Olympic USA, Inc. (NYSE: TOA) announced today that, based on recent sales and cancellation activity, it anticipates 2006 second quarter combined(1) net sales orders will be down between 25%-40% from the second quarter of 2005. In the second quarter of 2005, the Company recorded the highest level of combined net sales orders in Company history. The Company’s combined net sales orders are being negatively impacted by decreased demand from the record levels of 2005, a more competitive sales environment, and higher cancellation rates.

“As we communicated in our first quarter earnings announcement, we are experiencing a more challenging housing market, characterized by higher inventory levels, softening demand, and increased competition,” said Antonio B. Mon, President and Chief Executive Officer of TOUSA. “We expect these conditions to continue to impact most of our markets for at least the remainder of 2006. We believe the strong US economy, population growth, and job formations, combined with land constraints in many of our markets bode well for TOUSA’s long-term prospects.”

Technical Olympic USA, Inc. (“TOUSA”) is a leading homebuilder in the United States, operating in various metropolitan markets in 10 states located in four major geographic regions: Florida, the Mid-Atlantic, Texas, and the West. TOUSA designs, builds, and markets high-quality detached single-family residences, town homes, and condominiums to a diverse group of homebuyers, such as “first-time” homebuyers, “move-up” homebuyers, homebuyers who are relocating to a new city or state, buyers of second or vacation homes, active-adult homebuyers, and homebuyers with grown children who want a smaller home (“empty-nesters”). It also provides financial services to its homebuyers and to others through its subsidiaries, Preferred Home Mortgage Company and Universal Land Title, Inc. For more information on TOUSA, please visit our website at www.tousa.com.

Endnote: (1) As used herein, “consolidated” information refers only to information relating to our operations which are consolidated in our financial statements; “combined” information includes consolidated information and information relating to our unconsolidated joint ventures.

This press release may contain forward-looking statements, including the Company’s expectations regarding (i) our second quarter 2006 combined net sales orders, (ii) the 2006 housing market, (iii) population, job, and economic growth in our markets, and (iv) the long-term prospects of TOUSA. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to these forward-looking statements, including those described above, these factors include (i) events or changes in factors that may impact the ability, or willingness, of customers to enter into or close on new home purchases with us or our joint ventures, such as increases in interest or unemployment rates, or a decline in consumer confidence or the demand for, or the prices of, housing, (ii) events which would impede the ability of the Company to open new communities and/or deliver homes within anticipated timeframes and/or within anticipated budgets, such as unexpected delays in construction and development schedules, including those due to governmental regulations or approvals, or shortages in or increased costs of materials or subcontractor labor, (iii) the impact of other events over which the Company has little or no control, such as weather conditions or terrorist activities or attacks, (iv) our ability to realize the expected benefits from our joint ventures, and (v) the internal need, and external demand for, land within our portfolio. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-K for the year ended December 31, 2005, filed with the Commission on March 10, 2006.